UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 2, 2018, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the aggregate principal amount of $15.0 million. The transaction involved the issuance by Finance Authority of Maine (“FAME”) of $15.0 million aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2015R-2 Bonds (the “FAME 2015R-2 Bonds”).
The FAME 2015R-2 Bonds were issued on April 2, 2018 pursuant to the Indenture, dated as of August 1, 2015, by and between U.S. Bank National Association, as trustee (the “Trustee”), and FAME (the “FAME Indenture”). The net proceeds of the offering of FAME 2015R-2 Bonds were or will be loaned by FAME to the Company to finance or refinance the costs of certain of Casella’s solid waste landfill facilities and solid waste collection, organics and transfer, recycling and hauling facilities in Maine and the cost of issuance of the FAME 2015R-2 Bonds pursuant to a Financing Agreement, dated as of August 1, 2015, with FAME (the “Financing Agreement”). The Financing Agreement requires the Company to satisfy the obligation to pay amounts from time to time owing with respect to the FAME 2015R-2 Bonds issued by FAME. The FAME 2015R-2 Bonds were issued at the initial term interest rate period ending July 31, 2025 at the initial rate of 4.375% per annum. The FAME 2015R-2 Bonds represent the drawdown of the remainder of the FAME 2015 solid waste disposal revenue bonds, the initial proceeds of which, in the amount of $15.0 million, were loaned to Casella in August 2015 (the “FAME 2015 Bonds” and, collectively with the FAME 2015R-2 Bonds, the “FAME Bonds”), subject to the terms of the FAME Indenture, the Financing Agreement and related documents.
The FAME 2015R-2 Bonds will mature, subject to earlier optional and mandatory redemption, on August 1, 2035. In addition, on August 1, 2025 and any other conversion date of any new interest rate period for the FAME Bonds and on certain other dates specified in the FAME Indenture, each holder of the FAME Bonds is required to tender the FAME Bonds held by it for purchase and the FAME Bonds are required to be purchased. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent for the FAME Bonds, is required to use its best efforts to remarket any FAME Bonds so tendered for purchase. After the end of the applicable term interest rate period, and at certain other times specified in the FAME Indenture, the Bonds may be converted to a variable (daily or weekly) interest rate period or may remain in a term interest rate period. The interest rate on the Bonds will be reset at the end of each interest period.
During the applicable term interest rate period, the FAME Bonds are guaranteed by certain subsidiaries of the Company pursuant to a Guaranty Agreement, dated as of August 1, 2015, among the guarantors named therein and the Trustee, and entered into by the parties thereto on August 27, 2015 (the “FAME Guaranty”), as reaffirmed by a Reaffirmation of Guaranty executed by each guarantor dated April 2, 2018. Pursuant to the FAME Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial holders of the FAME Bonds, for the applicable term interest rate period, the full and prompt payment of (i) the principal of and redemption premium, if any, on the FAME Bonds when and as the same become due; (ii) the interest on the FAME Bonds when and as the same becomes due; (iii) the purchase price of FAME Bonds tendered or deemed tendered for purchase pursuant to the FAME Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Financing Agreement (collectively, the “FAME Guaranteed Obligations”). The obligations of each guarantor under the FAME Guaranty will, subject to the release provisions contained therein, remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the FAME Bonds has been paid or provided for according to the terms of the FAME Indenture and all other FAME Guaranteed Obligations have been paid and satisfied in full.
The FAME Bonds are issued as tax exempt bonds. If the Company does not comply with certain of its covenants under the FAME Indenture or Financing Agreement, or if certain representations or warranties made by the Company in the Financing Agreement or in certain related certificates of the Company are false, then the interest on the FAME Bonds may become includable in gross income for federal income tax purposes, retroactively to the date of original issuance of such FAME Bonds. If the FAME Bonds are declared to be taxable or the Financing Agreement is determined to be invalid, the FAME Indenture provides that the FAME Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.
Item 8.01    Other Events.
On April 2, 2018, the Company remarketed $16.0 million aggregate principal amount of Vermont Economic Development Authority (“VEDA”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2013 (the “VEDA Bonds”). The VEDA Bonds were remarketed at a term interest rate period of ten years (ending April 2, 2028) at the rate of 4.625% per annum and a final maturity of April 1, 2036.

The VEDA Bonds were originally issued on April 4, 2013 pursuant to the Indenture, dated as of March 1, 2013, by and between the Trustee and VEDA (the “VEDA Indenture”). The proceeds of the offering of the VEDA Bonds were loaned to the Company to repay borrowings under the Company’s revolving credit facility which temporarily financed the purchase of assets for use in the Company’s or its subsidiaries’ operations in Vermont, and to pay certain costs of issuance of the VEDA Bonds pursuant to a Financing Agreement, dated as of March 1, 2013, with VEDA (the “VEDA Financing Agreement”). The VEDA Financing Agreement requires the Company to satisfy the obligation to pay amounts from time to time owing with respect to the VEDA Bonds issued by VEDA.
During the applicable term interest rate period, the VEDA Bonds are guaranteed by certain subsidiaries of the Company pursuant to a Guaranty Agreement, dated as of March 1, 2013, among the guarantors named therein and the Trustee (the “VEDA Guaranty”), as reaffirmed by a Reaffirmation of Guaranty executed by each guarantor dated April 2, 2018. Pursuant to the VEDA Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial holders of the VEDA Bonds, for the term interest rate period, the full and prompt payment of (i) the principal of and redemption premium, if any, on the VEDA Bonds when and as the same become due; (ii) the interest on the VEDA Bonds when and as the same becomes due; (iii) the purchase price of the VEDA Bonds tendered or deemed tendered for purchase pursuant to the VEDA Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the VEDA Financing Agreement (collectively, the “VEDA Guaranteed Obligations”). The obligations of each guarantor under the VEDA Guaranty will, subject to the release provisions contained therein, remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the VEDA Bonds has been paid or provided for according to the terms of the VEDA Indenture and all other VEDA Guaranteed Obligations have been paid and satisfied in full.
The VEDA Bonds are issued as tax exempt bonds. If the Company does not comply with certain of its covenants under the VEDA Indenture or VEDA Financing Agreement, or if certain representations or warranties made by the Company in the VEDA Financing Agreement or in certain related certificates of the Company are false, then the interest on the VEDA Bonds may become includable in gross income for federal income tax purposes, retroactively to the date of original issuance of such VEDA Bonds. If the VEDA Bonds are declared to be taxable or the VEDA Financing Agreement is determined to be invalid, the VEDA Indenture provides that the VEDA Bonds are subject to mandatory redemption at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.
Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including, among others, the Company’s expectations regarding the use of proceeds of the FAME 2015R-2 Bonds and the VEDA Bonds. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in the Company’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and the Company’s use of proceeds of the FAME 2015R-2 Bonds and the VEDA Bonds. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2017. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: April 3, 2018	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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